Exhibit 99.1
CROWDGATHER, INC. ANNOUNCES RESULTS OF 2010 ANNUAL SHAREHOLDER MEETING

Woodland Hills, CA.  November 22, 2010 --- One of the leading networks of forum communities on the Internet, CrowdGather (OTCBB:CRWG), is pleased to announce the results of the 2010 annual shareholder meeting held November 19, 2010 at CrowdGather’s offices in Woodland Hills, CA. During CrowdGather’s annual shareholder meeting, Sanjay Sabnani, Chuck Timpe, Jonathan R. Dariyanani and James A. Sacks were re-elected to serve on the Company's Board of Directors until the next shareholders meeting. The shareholders also ratified the selection of Q Accountancy Corporation as the Company's independent registered public accounting firm.

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:

Investor/Media Contact:    Sanjay Sabnani
                            Phone: 818-435-2472 x 101
                             Email: sanjay@crowdgather.com